CSW Energy, Inc.
                                  Balance Sheet
                               September 30, 1998
                                   (Unaudited)
                                    ($000's)
Assets

Current Assets
   Cash and cash equivalents                               $ 25,175
   Accounts receivable                                        9,048
   Prepaid expenses                                             252
                                                           --------
              Total current assets                           34,475


Investments In and Advances to Energy Projects              113,062

Notes Receivable - Affiliate                                140,753

Notes Receivable                                             66,315

Other Assets
   Construction in progress and project development costs    53,769
  Property, Plant, and Equipment, net                       196,129
   Other - net                                                7,056
                                                           --------
              Total other assets                            256,954

                 Total assets                              $611,559
                                                           ========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                        $ 17,253
   Accrued liabilities and other                             13,025
                                                           --------
              Total current liabilities                      30,278

Long Term Debt                                              348,876

Deferred Income Taxes                                        46,936

Other                                                        56,567
                                                           --------
              Total liabilities                             482,657


Minority Interest                                            16,667

Shareholder's Equity
   Common stock                                                   1
   Additional paid-in-capital                               108,139
   Accumulated retained earnings                              4,095
                                                           --------
              Total shareholder's equity                    112,235

                 Total liabilities, shareholder's equity
                       and minority interest               $611,559
                                                           ========